As filed with the Securities and Exchange Commission on August 2, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________________________________________________________________________

EXACT SCIENCES CORPORATION
(Exact name of registrant as specified in its charter)
_____________________________________________________________________________

Delaware (State or other jurisdiction of incorporation or organization)	26-0478229 (I.R.S. Employer Identification No.)

5505 Endeavor Lane, Madison, Wisconsin (Address of principal executive offices)	53719 (Zip Code)
Exact Sciences Corporation 2019 Omnibus Long-Term Incentive Plan
Amended and Restated Exact Sciences Corporation 2010 Employee Stock Purchase Plan
Exact Sciences Corporation 401(k) Plan
(Full title of the plan)
D. Scott Coward
Executive Vice President, Chief Legal Officer and Secretary
Exact Sciences Corporation
5505 Endeavor Lane
Madison, WI 53719
(Name and address of agent for service)
(608) 284-5700
(Telephone number, including area code, of agent for service)
_____________________________________________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
_____________________________________________________________________________

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register (i) an additional 14,000,000 shares of Common Stock under the Exact Sciences Corporation 2019 Omnibus Long-Term Incentive Plan, as amended (the “2019 Plan”), as a result of the stockholders of Exact Sciences Corporation (the “Registrant”) approving an amendment to the 2019 Plan to increase the shares of common stock available for issuance under the 2019 Plan on June 9, 2022 at the Registrant’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”); (ii) an additional 3,000,000 shares of Common Stock under the Amended and Restated Exact Sciences Corporation 2010 Employee Stock Purchase Plan (the “Stock Purchase Plan”), as a result of the stockholders of the Registrant approving the Stock Purchase Plan at the 2022 Annual Meeting; and (iii) an additional 3,000,000 shares of Common Stock to be offered and sold pursuant to the Exact Sciences Corporation 401(k) Plan.
These additional shares of Common Stock are securities of the same class as other securities for which the Registration Statements on Form S-8 (File Nos. 333-164467, 333-168909, 333-211099, 333-212730, 333-229780, 333-232916, 333-219553, and 333-234608) (the “Prior Registration Statements”) were filed with the U.S. Securities and Exchange Commission (the “Commission”) on January 22, 2010, August 17, 2010, May 3, 2016, July 28, 2016, February 21, 2019, July 31, 2019, July 31, 2019, and November 8, 2019, respectively. In accordance with Instruction E of Form S-8, the content of the Prior Registration Statements are incorporated herein by reference and made a part of this Registration Statement on Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference:
•Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on February 22, 2022;
•Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, filed with the Commission on April 26, 2022 and August 2, 2022, respectively;
•Current Reports on Form 8-K, filed with the Commission on January 10, 2022, January 10, 2022, January 28, 2022, May 2, 2022, June 10, 2022, and June 30, 2022;
•the portions of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 29, 2022 that are specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021; and
•The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A, filed with the SEC pursuant to Section 12(g) of the Exchange Act on December 26, 2000, including any amendments or reports filed for the purpose of updating such description.
All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. The Registrant is not incorporating by reference any reports or documents or portions thereof that are not considered to be “filed” with the Commission.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Exhibit Title

4.1	Sixth Amended and Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.3 to the Registrant's Form S-1 (File No. 333-48812), which is incorporated herein by reference)
4.2	Amendment to Sixth Amended and Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on July 24, 2020, which is incorporated herein by reference)
4.3
Sixth Amended and Restated By-Laws of the Registrant, dated January 25, 2022 (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 28, 2022, which is incorporated herein by reference)

4.4
Amended and Restated Exact Sciences Corporation 2010 Employee Stock Purchase Plan (previously filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on June 10, 2022, which is incorporated herein by reference)

4.5
Exact Sciences Corporation 2019 Omnibus Long-Term Incentive Plan,
(previously filed as Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 (File No. 333-23916) filed on July 31, 2019, which is incorporated herein by reference)

4.6
Amendment No. 1 to Exact Sciences Corporation 2019 Omnibus Long-Term Incentive Plan (previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 10, 2022, which is incorporated herein by reference)

5.1	Opinion of K&L Gates LLP, filed herewith
23.1	Consent of PricewaterhouseCoopers LLP, filed herewith
23.2	Consent of BDO USA, LLP, filed herewith
23.3	Consent of K&L Gates LLP (contained in Exhibit 5.1 hereto and filed herewith)
24	Power of Attorney (signature page to this Registration Statement)
107.1	Filing Fee Table

The Registrant will submit or has submitted the 401(k) Plan and any amendments thereto to the U.S. Internal Revenue Service (the "IRS") in a timely manner in accordance with the agency's regulations and has made or will make all changes required by the IRS in order to qualify the plan under Section 401 of the U.S. Internal Revenue Code of 1986, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on August 2, 2022.

EXACT SCIENCES CORPORATION

By:	/s/ Kevin T. Conroy
Kevin T. Conroy
President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints D. Scott Coward and Kevin T. Conroy, and each of them, his/her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, severally, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated, in each case on August 2, 2022:

Signature	Title	Date

/s/ Kevin T. Conroy	President and Chief Executive Officer (Principal	August 2, 2022
Kevin T. Conroy	Executive Officer) and Chairman of the Board

/s/ Jeffrey T. Elliott	Executive Vice President, Chief Financial Officer and Chief Operating Officer	August 2, 2022
Jeffrey T. Elliott	(Principal Financial Officer and Principal Accounting Officer)

/s/ Paul Clancy	Director	August 2, 2022
Paul Clancy

/s/ Freda Lewis-Hall	Director	August 2, 2022
Freda Lews-Hall

/s/ James E. Doyle	Director	August 2, 2022
James E. Doyle

/s/ Daniel J. Levangie	Director	August 2, 2022
Daniel J. Levangie

/s/ Pierre Jacquet	Director	August 2, 2022
Pierre Jacquet

/s/ Katherine S. Zanotti	Director	August 2, 2022
Katherine S. Zanotti

/s/ Kathleen G. Sebelius	Director	August 2, 2022
Kathleen G. Sebelius

/s/ Shacey Petrovic	Director	August 2, 2022
Shacey Petrovic